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                                                                     EXHIBIT 5.1


                          SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                             CHICAGO, ILLINOIS 60606
               TELEPHONE: (312) 876-8000 FACSIMILE: (312) 876-7934


                                 August 3, 2000

Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois 60056

         Re:          Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Illinois Superconductor Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 3,500,000 shares of Common Stock, par value $0.001 per share, which may be issued pursuant to the Illinois Superconductor Corporation Amended and Restated 1993 Stock Option Plan (the "Amended and Restated Plan"), incorporated in the Registrant Statement as
Exhibit 4.6.

         In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

         1.       the Registration Statement;

         2. the Certificate of Incorporation and the Certificates of Amendment to the Certificate of Incorporation of the Company;

         3.       the By-Laws of the Company;

         4. Resolutions duly adopted by the Board of Directors of the Company relating to the Amended and Restated Plan;

         5. Certificates of public officials, certificates of officers and agents of the Company; and

         6. such other documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion.

         In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the Amended and Restated Plan have been duly authorized and that, upon the sale of such shares by the Company in accordance with the terms of the Amended and Restated Plan (including the receipt of consideration therefor in accordance with the terms of the Amended and Restated Plan) and the registration of such shares by its registrar and transfer agent, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.



                                Very truly yours,


                                /s/ SONNENSCHEIN NATH & ROSENTHAL
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